Exhibit 99.1

Acacia Communications Reports First Quarter 2017 Results

Revenue of $114.7 million up 36% and GAAP net income up 145% year-over-year

MAYNARD, Mass., May 9, 2017 (GLOBE NEWSWIRE) -- Acacia Communications, Inc. (NASDAQ: ACIA), a leading provider of high-speed coherent optical interconnect products, today reported financial results for its first quarter ended March 31, 2017.

“We are pleased that our first quarter results came in stronger than we expected at the start of the quarter driven by demand for our CFP and flex-400G products around the world,” said Raj Shanmugaraj, President and Chief Executive Officer of Acacia Communications.  “During the quarter, we made good progress on ramping production of our CFP2-ACO and CFP2-DCO modules with our contract manufacturers and we continue to see strong customer interest for these products.  We believe that our continued innovation with products like our CFP2-DCO will further advance our technology leadership position and contribute to our growth in the second half of 2017 and beyond.”

“We believe that our strong balance sheet, which shows a significant cash position and no debt, provides us with the financial flexibility to continue to invest in product development to further strengthen our competitive position and enable us to bring products to those markets that require a rapid pace of innovation, like the DCI market,” said John Gavin, Chief Financial Officer of Acacia Communications.  “For example, we recently announced our next generation Pico DSP ASIC which, when combined with our ball grid array PIC, will support transmission speeds of up to 1.2 Tbps with two carriers of 600 Gbps each.  Pico will power our AC1200 module and is focused on DCI applications.”

Results for the First Quarter of 2017

•	Revenue of $114.7 million, increased 36% year-over-year
•	GAAP gross margin of 49.1%; non-GAAP gross margin* of 49.5%
•	GAAP income from operations of $29.9 million; non-GAAP income from operations* of $34.5 million
•	GAAP net income of $35.7 million; non-GAAP net income* of $32.0 million
•	EBITDA* of $32.7 million; adjusted EBITDA* of $37.4 million
•	GAAP diluted EPS of $0.86; non-GAAP diluted EPS* of $0.77

Outlook for the Second Quarter of 2017

The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially, as a result of, among other things, the important factors discussed at the end of this press release. Acacia Communications disclaims any obligation to update these forward-looking statements.

Acacia Communications’ guidance for its second quarter ending June 30, 2017 is:

Quarter Ending June 30, 2017
Revenue (millions)	$85.0	to	$95.0
Non-GAAP Net Income* (millions)	$10.0	to	$15.0
Non-GAAP Diluted EPS*	$0.22	to	$0.35

*Non-GAAP gross margin, non-GAAP income from operations, non-GAAP net income, EBITDA, adjusted EBITDA and non-GAAP diluted EPS are non-GAAP financial measures that are not prepared in accordance with generally accepted accounting principles (GAAP).  Please refer below to Use of Non-GAAP Financial Information for descriptions of these non-GAAP financial measures and to the Reconciliation of GAAP Measures to Non-GAAP Measures, attached as Schedule D, for reconciliations of these and other of our non-GAAP financial measures to the closest GAAP measures.

Acacia Communications has not reconciled the above guidance as to non-GAAP net income or non-GAAP diluted EPS to GAAP net income or GAAP EPS because the expected tax benefits derived from any employee equity awards during the second quarter of 2017 cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Conference Call

Acacia Communications will host a conference call to discuss its results for the first quarter of 2017, recent developments and the Company’s business outlook and strategy at 5 p.m. Eastern Time today. The live webcast of the call, along with the Company's earnings press release, can be accessed at the Acacia Communications’ Investor Relations website at http://ir.acacia-inc.com. The U.S. dial-in for the call is 1-877-407-8293 (1-201-689-8349 for non-U.S. callers). Please ask to be joined to the Acacia Communications call. A replay of the conference call will be available until May 23, 2017, at 11:59 p.m. Eastern Time, while an archived version of the webcast will be available on the Acacia Communications’ Investor Relations website for 90 days. The U.S. dial-in for the conference call replay is 1-877-660-6853 (1-201-612-7415 for non-U.S. callers). The replay access code is 13660313.

Use of Non-GAAP Financial Information

This press release includes non-GAAP financial measures that are not prepared in accordance with, nor an alternative to, generally accepted accounting principles (GAAP). In addition, these non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies.

Schedule D of this press release provides reconciliations of Acacia Communications’ non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development expenses, non-GAAP sales, general and administrative expenses, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP net income, non-GAAP effective tax rate, non-GAAP diluted EPS, EBITDA and adjusted EBITDA to their most comparable GAAP financial measure.

Acacia Communications believes that providing these non-GAAP financial measures to investors, in addition to providing the corresponding GAAP measures, provides investors the benefit of viewing the Company’s performance using the same financial metrics that its management team uses in making many key decisions and evaluating how its results of operations may look in the future. Acacia Communications’ management does not believe that items not involving cash expenditures, such as non-cash compensation related to equity awards and redeemable convertible preferred stock warrant liability changes derived from mark-to-market adjustments, are part of its critical decision making process. Therefore, Acacia Communications excludes those items, as applicable, from non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development expenses, non-GAAP sales, general and administrative expenses, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP net income, non-GAAP effective tax rate, non-GAAP diluted EPS, EBITDA and adjusted EBITDA.

Acacia Communications’ non-GAAP financial measures reflect adjustments based on the metrics described below, as well as the related income tax effects. The income tax effect of these non-GAAP adjustments is determined by recalculating income tax expense excluding these adjustments.

Non-GAAP gross profit and gross margin.    Acacia Communications defines non-GAAP gross profit as gross profit as reported on its consolidated income statements, excluding the impact of stock-based compensation, which is a non-cash charge. Acacia Communications defines non-GAAP gross margin as the non-GAAP gross profit divided by revenue as reported on its consolidated income statements.  Acacia Communications has presented non-GAAP gross profit and gross margin because the Company believes that the exclusion of stock-based compensation facilitates comparisons of its results of operations to other companies in its industry.

Non-GAAP research and development expenses.    Acacia Communications defines non-GAAP research and development expenses as research and development expenses as reported on the Company’s consolidated income statements, excluding the impact of stock-based compensation. Acacia Communications has presented non-GAAP research and development expenses because the Company believes that the exclusion of stock-based compensation facilitates comparisons of its results of operations to other companies in its industry.

Non-GAAP sales, general and administrative expenses.    Acacia Communications defines non-GAAP sales, general and administrative expenses as sales, general and administrative expenses as reported on the Company’s consolidated income statements, excluding the impact of stock-based compensation. Acacia Communications has presented non-GAAP sales, general and administrative expenses because the Company believes that the exclusion of stock-based compensation facilitates comparisons of its results of operations to other companies in its industry.

Non-GAAP operating expenses.    Acacia Communications defines non-GAAP operating expenses as operating expenses as reported on the Company’s consolidated income statements, excluding the impact of stock-based compensation. Acacia Communications has presented non-GAAP operating expenses because the Company believes that the exclusion of stock-based compensation facilitates comparisons of its results of operations to other companies in its industry.

Non-GAAP income from operations.    Acacia Communications defines non-GAAP income from operations as income from operations as reported on the Company’s consolidated income statements, excluding the impact of stock-based compensation. Acacia Communications has presented non-GAAP income from operations because the Company believes that the exclusion of stock-based compensation facilitates comparisons of its results of operations to other companies in its industry.

Non-GAAP net income, non-GAAP effective tax rate and non-GAAP diluted EPS.    Acacia Communications defines non-GAAP net income as net income as reported on the Company’s consolidated income statements, excluding the impact of stock-based compensation and the change in fair value of the Company’s preferred stock warrant liability, both of which are non-cash charges, and the tax effects of those excluded items and the release and reversal of a valuation allowance against deferred tax assets.

Acacia Communications defines non-GAAP effective tax rate as the non-GAAP provision for income taxes divided by non-GAAP income before provision for income taxes.  Non-GAAP provision for income taxes is defined as the (benefit) provision for income taxes as reported on the Company’s consolidated income statements, as adjusted for the tax effects of excluding stock-based compensation expense and the Company’s preferred stock warrant liability.  Non-GAAP income before provision for income taxes is defined as GAAP income before (benefit) provision for income taxes, excluding stock-based compensation expense and the Company’s preferred stock warrant liability.

In order to calculate non-GAAP diluted EPS, Acacia Communications uses a non-GAAP weighted-average share count. The Company defines non-GAAP weighted-average shares used to compute non-GAAP diluted EPS as GAAP weighted-average shares used to compute diluted EPS, adjusted to reflect the conversion of its redeemable convertible preferred stock into common stock and the conversion of its redeemable convertible preferred stock warrants into common stock warrants, both as if they had occurred at the beginning of the period.

Acacia Communications has presented non-GAAP net income, non-GAAP effective tax rate and non-GAAP diluted EPS because the Company believes that the exclusion of the items discussed above facilitates comparisons of its results of operations to other companies in its industry.

EBITDA and Adjusted EBITDA.    Acacia Communications defines EBITDA as net income as reported on the Company’s consolidated income statements before depreciation, interest (income) expense, net, and its (benefit) provision for income taxes. Acacia Communications defines adjusted EBITDA as EBITDA excluding the impact of stock-based compensation and the change in fair value of the Company’s preferred stock warrant liability. Acacia Communications has presented adjusted EBITDA because it is a key measure used by its management and board of directors to understand and evaluate the Company’s operating performance, to establish budgets and to develop operational goals for managing its business. In particular, Acacia Communications believes that the exclusion of the amounts eliminated in calculating adjusted EBITDA can provide a useful measure for period-to-period comparisons of its core operating performance.

Acacia Communications uses these non-GAAP financial measures to evaluate its operating performance and trends, and make planning decisions. Acacia Communications believes that each of these non-GAAP financial measures helps identify underlying trends in its business that could otherwise be masked by the effect of the items that the Company excludes. Accordingly, Acacia Communications believes that these financial measures provide useful information to investors and others in understanding and evaluating its operating results, enhancing the overall understanding of the Company’s past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by its management in its financial and operational decision-making.

Acacia Communications’ non-GAAP financial measures are not prepared in accordance with GAAP, and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of these non-GAAP financial measures rather than gross profit, gross margin, research and development expenses, sales, general and administrative expenses, operating expenses, income from operations, net income, effective tax rate or diluted EPS, which are the nearest GAAP equivalents. Some of these limitations are:

•

Acacia Communications excludes stock-based compensation expense from each of its non-GAAP financial measures, as it has recently been, and will continue to be for the foreseeable future, a significant recurring expense for its business and an important part of the Company’s compensation strategy;

•

Acacia Communications excludes the tax benefits generated from the exercise of non-qualified stock options, the disqualifying disposition of incentive stock options and ESPP shares, and the vesting of restricted stock units, including any excess tax benefits and shortfalls recognized by the Company in the year of the taxable transaction, in calculating its non-GAAP effective tax rate, non-GAAP net income, and non-GAAP diluted EPS.  Without excluding these tax benefits, investors would not see the full effect that excluding stock-based compensation expense had on our operating results.  These benefits are tied to the exercise or vesting of underlying employee equity awards and the price of our common stock at the time of exercise or vesting, which factors may vary from period to period independent of the operating performance of our business.  Similar to stock-based compensation expense, we believe that excluding these tax benefits provides investors and management with greater visibility to the underlying performance of our business operations and facilitates comparison with other periods as well as the results of other companies in our industry;

•

Acacia Communications excludes the change in fair value of its preferred stock warrant liability from its non-GAAP net income, non-GAAP effective tax rate, non-GAAP diluted EPS and adjusted EBITDA measures, as it has historically been a recurring non-cash charge but it will not recur in the periods following the Company’s initial public offering;

•	EBITDA and adjusted EBITDA exclude depreciation expense and, although this is a non-cash expense, the assets being depreciated may have to be replaced in the future;
•

EBITDA and adjusted EBITDA do not reflect interest expense, or the cash requirements necessary to service interest, which reduces cash available to the Company, nor does it reflect interest income, which increases cash available to the Company, as this income is not generated by our core operations;

•	EBITDA and adjusted EBITDA do not reflect the (benefit) provision for income tax which may impact cash available to the Company; and
•

the expenses and other items that the Company excludes in its calculation of adjusted EBITDA may differ from the expenses and other items, if any, that other companies may exclude from adjusted EBITDA when they report their operating results.

Because of these limitations, non-GAAP financial measures should be considered along with other operating and financial performance measures presented in accordance with GAAP.

Acacia Communications’ use of non-GAAP financial measures, and the underlying methodology when excluding certain items, is not necessarily an indication of the results of operations that may be expected in the future, or that Acacia Communications will not, in fact, record such items in future periods.

Investors should consider Acacia Communications’ non-GAAP financial measures in conjunction with the corresponding GAAP financial measures.

About Acacia Communications

Acacia Communications develops, manufactures and sells high-speed coherent optical interconnect products that are designed to transform communications networks through improvements in performance, capacity and cost. By leveraging silicon technology to build optical interconnects, a process Acacia Communications refers to as the “siliconization of optical interconnect,” Acacia Communications is able to offer products at higher speeds and density with lower power consumption, that meet the needs of cloud and service providers and can be easily integrated in a cost-effective manner with existing network equipment. www.acacia-inc.com.

Forward Looking Statements

This press release includes statements concerning Acacia Communications and its future expectations, plans and prospects that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions are intended to identify forward-looking statements. Acacia Communications has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that the Company believes may affect its business, financial condition and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions including, without limitation, the Company’s anticipated growth strategies, its expectations regarding competition, the anticipated trends and challenges in its business and the market in which Acacia Communications operates, including those that may affect its customers and their demand for Acacia Communications’ products, its expectations regarding, and the stability of, its supply chain and manufacturing, the scope, progress, expansion and costs of developing and commercializing its products, the size and growth of the potential markets for its products and the ability to serve those markets, regulatory developments in the United States and foreign countries, including under export control laws or regulations that could impede its ability to sell its products to customers in certain foreign jurisdictions, and other risks set forth under the caption "Risk Factors" in the Company's public reports filed with the SEC, including the Company's Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC and its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2017 to be filed with the SEC. Acacia Communications assumes no obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise.

SCHEDULE A

ACACIA COMMUNICATIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	March 31, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$139,641	$206,402
Marketable securities - short-term	131,684	104,004
Accounts receivable	114,891	108,127
Inventory	33,684	31,681
Prepaid expenses and other current assets	17,544	12,076
Deferred product costs	279	85
Total current assets	437,723	462,375
Marketable securities - long-term	49,960	-
Restricted cash	586	1,630
Property and equipment, net	27,292	25,124
Deferred tax asset	25,022	23,533
Other assets	7,840	4,274
Total assets	$548,423	$516,936

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$37,062	$49,430
Accrued liabilities	31,963	29,863
Deferred revenue	1,586	1,375
Total current liabilities	70,611	80,668
Other long-term liabilities	1,829	1,473
Total liabilities	72,440	82,141

Stockholders' equity:
Common stock	4	4
Additional paid-in capital	301,408	295,893
Accumulated other comprehensive loss	(52)	(16)
Retained earnings	174,623	138,914
Total stockholders' equity	475,983	434,795
Total liabilities and stockholders' equity	$548,423	$516,936

SCHEDULE B

ACACIA COMMUNICATIONS, INC.

CONDENSED CONSOLIDATED INCOME STATEMENTS

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2017	2016

Revenue	$114,667	$84,489
Cost of revenue	58,367	49,083
Gross profit	56,300	35,406
Operating expenses:
Research and development	17,728	15,414
Sales, general and administrative	8,691	4,054
Total operating expenses	26,419	19,468
Income from operations	29,881	15,938
Other income, net:
Interest income, net	445	9
Change in fair value of preferred stock warrant liability	-	248
Other expense	(38)	(20)
Total other income, net	407	237
Income before (benefit) provision for income taxes	30,288	16,175
(Benefit) provision for income taxes	(5,421)	1,577
Net income	35,709	14,598
Accretion of redeemable convertible preferred stock	-	(1,086)
Undistributed earnings attributable to participating securities	-	(10,566)
Net income attributable to common stockholders - basic	35,709	2,946
Less: change in fair value of preferred stock warrant liability	-	(248)
Net income attributable to common stockholders - diluted	$35,709	$2,698

Net income per share attributable to common stockholders:
Basic	$0.93	$0.44
Diluted	$0.86	$0.30
Weighted-average shares used to compute net income per share attributable to common stockholders:
Basic	38,308	6,743
Diluted	41,654	8,867

SCHEDULE C

ACACIA COMMUNICATIONS, INC.

CONSENSED CONSOLIDATED STATEMENTS OF CASH FLOW

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2017	2016

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$35,709	$14,598
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	2,877	1,666
Stock-based compensation	4,632	290
Deferred income taxes	(1,490)	(810)
Other non-cash charges	76	8
Change in fair value of preferred stock warrant liability	-	(248)
Changes in operating assets and liabilities:
Accounts receivable	(6,764)	(22,873)
Inventory	(2,003)	2,238
Prepaid expenses and other current assets	(5,241)	(389)
Deferred product costs	(194)	1,481
Restricted cash	1,044	-
Other assets	(3,566)	(57)
Accounts payable	(11,533)	13,424
Accrued liabilities	1,790	2,318
Deferred revenue	211	(153)
Other long-term liabilities	356	406
Net cash provided by operating activities	15,904	11,899

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(5,608)	(6,221)
Purchases of marketable securities	(116,652)	-
Sales and maturities of marketable securities	38,900	-
Deposits	-	(11)
Net cash used in investing activities	(83,360)	(6,232)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of capital lease obligation	-	(24)
Deferred financing costs	-	(8)
Payment of public offering costs	(188)	(479)
Proceeds from the issuance of common stock under stock-based compensation plans	883	118
Net cash provided by (used in) financing activities	695	(393)

Effect of exchange rates on cash	-	6
Net increase in cash and cash equivalents	(66,761)	5,280
Cash and cash equivalents—Beginning of period	206,402	27,610
Cash and cash equivalents—End of period	$139,641	$32,890

Supplemental cash flow disclosures:
(Refunds received) cash paid for income taxes, net	$(134)	$2,240
Cash paid for interest	$-	$-

SCHEDULE D

ACACIA COMMUNICATIONS, INC.

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	Q1 2017	Q4 2016	Q1 2016
Non-GAAP Gross Profit
GAAP gross profit	$56,300	$68,329	$35,406
Stock-based compensation - cost of revenue	442	433	32
Non-GAAP gross profit	$56,742	$68,762	$35,438
Non-GAAP gross margin	49.5%	48.3%	41.9%

	Three Months Ended
	Q1 2017	Q4 2016	Q1 2016
Non-GAAP R&D Expenses
GAAP research and development expenses	$17,728	$19,528	$15,414
Stock-based compensation	2,992	2,987	189
Non-GAAP research and development expenses	$14,736	$16,541	$15,225

	Three Months Ended
	Q1 2017	Q4 2016	Q1 2016
Non-GAAP SG&A Expenses
GAAP sales, general and administrative expenses	$8,691	$7,432	$4,054
Stock-based compensation	1,198	1,189	69
Non-GAAP sales, general and administrative expenses	$7,493	$6,243	$3,985

	Three Months Ended
	Q1 2017	Q4 2016	Q1 2016
Non-GAAP Operating Expenses
GAAP operating expenses	$26,419	$26,985	$19,468
Stock-based compensation	4,190	4,176	258
Non-GAAP operating expenses	$22,229	$22,809	$19,210

	Three Months Ended
	Q1 2017	Q4 2016	Q1 2016
Non-GAAP Income from Operations
GAAP income from operations	$29,881	$41,344	$15,938
Stock-based compensation	4,632	4,609	290
Non-GAAP income from operations	$34,513	$45,953	$16,228

	Three Months Ended
	Q1 2017	Q4 2016	Q1 2016
Non-GAAP Net Income
GAAP net income	$35,709	$64,493	$14,598
Stock-based compensation	4,632	4,609	290
Change in fair value of preferred stock warrant liability	-	-	(248)
Tax effect of excluded items	(8,297)	(30,109)	(69)
Non-GAAP net income	$32,044	$38,993	$14,571

	Three Months Ended
	Q1 2017	Q4 2016	Q1 2016
GAAP Effective Tax Rate
GAAP effective tax rate	(17.9%)	(55.0%)	9.7%
Total adjustments to GAAP provision for income taxes	26.1%	70.7%	0.4%
Non-GAAP effective tax rate	8.2%	15.7%	10.1%

	Three Months Ended
	Q1 2017	Q4 2016	Q1 2016
EBITDA and Adjusted EBITDA
GAAP net income	$35,709	$64,493	$14,598
Depreciation	2,877	2,632	1,666
Interest income, net	(445)	(268)	(9)
(Benefit) provision for income taxes	(5,421)	(22,874)	1,577
EBITDA	32,720	43,983	17,832
Stock-based compensation	4,632	4,609	290
Change in fair value of preferred stock warrant liability	-	-	(248)
Adjusted EBITDA	$37,352	$48,592	$17,874

SCHEDULE D (Cont.)

ACACIA COMMUNICATIONS, INC.

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(in thousands, except for per share data)

(unaudited)

	Three Months Ended
	Q1 2017	Q4 2016	Q1 2016

GAAP Diluted net income per share attributable to common stockholders	$0.86	$1.55	$0.30
Accretion to redemption value and undistributed earnings allocated to participating securities	-	-	0.11
Stock-based compensation	0.11	0.11	0.04
Change in fair value of preferred stock warrant liability	-	-	-
Tax effect of excluded items	(0.20)	(0.72)	(0.01)
Non-GAAP diluted EPS	$0.77	$0.94	$0.44

Weighted-average shares used to compute GAAP diluted net income per share attributable to common stockholders	41,654	41,697	8,867
Adjustment for conversion of preferred stock	-	-	24,177
Conversion of preferred stock warrant into common stock warrant	-	-	245
Weighted-average shares used to compute non-GAAP diluted EPS	41,654	41,697	33,289

EPS amounts in the table above are based on actual results.  Totals may not sum due to rounding.

SOURCE Acacia Communications, Inc.

For further information:

Investor Relations Contact:

Monica Gould

Office: (212) 871-3927

Email: IR@acacia-inc.com

Public Relations Contact:

Ed Harrison
Office: (781) 966-4158

Email: ed@inkhouse.com